Exhibit 99.7

PLEDGE AGREEMENT

by

Berke IBRAHIM Bakay,

as Pledgor,

and

AHWANOVA LIMITED,

as Pledgee

______________________

Dated as of May 4, 2018

TABLE OF CONTENTS

Page

PREAMBLE		1

RECITALS		1

AGREEMENT		1

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1.	DEFINITIONS	1
SECTION 1.2.	INTERPRETATION	3
SECTION 1.3.	RESOLUTION OF DRAFTING AMBIGUITIES	3

ARTICLE II

PLEDGE

SECTION 2.1.	PLEDGE	4
SECTION 2.2.	FILINGS	4

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL

SECTION 3.1.	DELIVERY OF CERTIFICATED SECURITIES COLLATERAL	4
SECTION 3.2.	PERFECTION OF UNCERTIFICATED SECURITIES COLLATERAL	5
SECTION 3.3.	FINANCING STATEMENTS AND OTHER FILINGS; MAINTENANCE OF PERFECTED SECURITY INTEREST	5
SECTION 3.4.	RESERVED	5
SECTION 3.5.	SUPPLEMENTS; FURTHER ASSURANCES	5

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1.	TITLE	6
SECTION 4.2.	POWER AND AUTHORITY	6
SECTION 4.3.	VALIDITY OF SECURITY INTEREST	6
SECTION 4.4.	DEFENSE OF CLAIMS; TRANSFERABILITY OF PLEDGED COLLATERAL	6
SECTION 4.5.	OTHER FINANCING STATEMENTS	6

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Page

SECTION 4.6.	DUE AUTHORIZATION AND ISSUANCE	6
SECTION 4.7.	PLEDGED COLLATERAL	7

ARTICLE V

COVENANTS

SECTION 5.1.	PLEDGE OF ADDITIONAL SECURITIES COLLATERAL	7
SECTION 5.2.	EXERCISE OF OPTIONS; VOTING RIGHTS; DISTRIBUTIONS, ETC.	7
SECTION 5.3.	CONSENTS, ETC.	8

ARTICLE VI

TRANSFERS

SECTION 6.1.	TRANSFERS OF PLEDGED COLLATERAL	9

ARTICLE VII

REMEDIES

SECTION 7.1.	REMEDIES	9
SECTION 7.2.	NOTICE OF SALE	11
SECTION 7.3.	WAIVER OF NOTICE AND CLAIMS; OTHER WAIVERS; MARSHALLING	11
SECTION 7.4.	STANDARDS FOR EXERCISING RIGHTS AND REMEDIES	12
SECTION 7.5.	CERTAIN SALES OF PLEDGED COLLATERAL	12
SECTION 7.6.	NO WAIVER; CUMULATIVE REMEDIES	14

ARTICLE VIII

APPLICATION OF PROCEEDS

SECTION 8.1.	APPLICATION OF PROCEEDS	14

ARTICLE IX

MISCELLANEOUS

SECTION 9.1.	CONCERNING PLEDGEE	15
SECTION 9.2.	PLEDGEE MAY PERFORM; PLEDGEE APPOINTED ATTORNEY-IN-FACT	16
SECTION 9.3.	CONTINUING SECURITY INTEREST; ASSIGNMENT	16
SECTION 9.4.	TERMINATION; RELEASE	17
SECTION 9.5.	MODIFICATION IN WRITING	17
SECTION 9.6.	NOTICES	17

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Page

SECTION 9.7.	GOVERNING LAW; ARBITRATION	18
SECTION 9.8.	SEVERABILITY OF PROVISIONS	18
SECTION 9.9.	EXECUTION IN COUNTERPARTS	18
SECTION 9.10.	BUSINESS DAYS	18
SECTION 9.11.	NO CREDIT FOR PAYMENT OF TAXES OR IMPOSITION	18
SECTION 9.12.	NO CLAIMS AGAINST PLEDGEE	18
SECTION 9.13.	NO RELEASE	19
SECTION 9.14.	OBLIGATIONS ABSOLUTE	19

SCHEDULE I	DESCRIPTION OF OPTIONS

EXHIBIT 1	Form of Company’s Acknowledgment
EXHIBIT 2	Form of Securities Pledge Amendment

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PLEDGE AGREEMENT

This PLEDGE AGREEMENT dated as of May 4, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by BERKE IBRAHIM BAKAY, a citizen of the United States of America (holder of United States Passport number 446381433) (the “Pledgor”), in favor of AHWANOVA LIMITED as pledgee (in such capacity and together with any successors in such capacity, the “Pledgee”).

R E C I T A L S :

A.     The Pledgor, as debtor and the Pledgee, as holder have entered into an instrument constituting the issue of a secured loan note dated on or about the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Note Instrument”), pursuant to which the Pledgor as debtor has agreed to issue to the Pledgee as holder a loan note in the aggregate principal amount of US$880,000 upon the terms and conditions set out therein.

B.     The Pledgor has, pursuant to the Loan Note Instrument, incurred the Liabilities and will continue to receive substantial benefits from the execution, delivery and performance of the obligations under the Loan Note Instrument and the other Finance Documents and is, therefore, willing to enter into this Agreement.

C.     This Agreement is given by the Pledgor in favor of the Pledgee to secure the payment and performance of all of the Liabilities.

D.     It is a condition to the Pledgee as holder making the Loan Note available to the Pledgor as debtor under the Loan Note Instrument that the Pledgor execute and deliver the applicable Finance Documents, including this Agreement.

A G R E E M E N T :

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Pledgee hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1.     Definitions.

(a)     Unless otherwise defined herein or in the Loan Note Instrument, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.

(b)     Terms used but not otherwise defined herein that are defined in the Loan Note Instrument shall have the meanings given to them in the Loan Note Instrument. Section 1.2 of the Loan Note Instrument shall apply herein mutatis mutandis.

(c)     The following terms shall have the following meanings:

“Agreement” shall have the meaning assigned to such term in the Preamble hereof.

“Distributions” shall mean, collectively, with respect to the Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or Proceeds, including as a result of a split, revision, reclassification or other like change of the Options, from time to time received, receivable or otherwise distributed to the Pledgor in respect of or in exchange for any or all of the Options.

“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Lien” shall mean, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or similar encumbrance of any kind or any arrangement to provide priority or preference or any filing of any financing statement under the UCC or any other similar notice of lien under any similar notice or recording statute of any Governmental Authority, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Note Instrument” shall have the meaning assigned to such term in Recital A hereof.

“Option Shares” shall mean the shares of capital stock of the Company issued upon exercise of any portion of the Options.

“Options” shall mean the 269,982 stock options to acquire the shares of capital stock of the Company held by, to the order or on behalf of the Pledgor at any time (the particulars of which are as listed in Exhibit 1 hereto), and any other stock options to acquire the shares of capital stock of the Company agreed to be pledged to the Pledgee by the Pledgor and that is the subject of any Pledge Amendment delivered by the Pledgor to the Pledgee from time to time.

“Pledge Amendment” shall have the meaning assigned to such term in Section 5.1 hereof.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.

“Pledgee” shall have the meaning assigned to such term in the Preamble hereof.

“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

“Proceeds” shall have the meaning assigned to such term in the UCC and, in any event, shall include, without limitation, all distributions, dividends or other income or property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, the Options, other than any distributions declared prior to the date of this Agreement.

“Requirements of Law” shall mean, collectively, any and all requirements of any Governmental Authority including any and all laws, judgments, orders, decrees, ordinances, rules, regulations, treaties, statutes or case law.

“Securities Collateral” shall mean, collectively, the Options, the Option Shares and the Distributions.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory Requirements of Law, any or all of the perfection or priority of the Pledgee’s security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“United States” shall mean the United States of America.

SECTION 1.2.     Interpretation. The rules of interpretation specified in the Loan Note Instrument (including Section 1.2 thereof) shall be applicable to this Agreement.

SECTION 1.3.     Resolution of Drafting Ambiguities. The Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Pledgee) shall not be employed in the interpretation hereof.

ARTICLE II

PLEDGE

SECTION 2.1.     Pledge. As collateral security for the payment and performance in full of all the Liabilities, the Pledgor hereby pledges and grants to the Pledgee a lien on and security interest in and to all of the right, title and interest of the Pledgor in the Securities Collateral and all Proceeds and products thereof (collectively, the “Pledged Collateral”) wherever located, and whether now existing or hereafter arising or acquired from time to time.

SECTION 2.2.     Filings.

(a)     The Pledgor hereby irrevocably authorizes the Pledgee at any time and from time to time to file in any relevant jurisdiction any initial financing statements, continuation statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement, continuation statement or amendment relating to the Pledged Collateral, including (i) whether the Pledgor is an organization and the type of organization, (ii) any financing or continuation statements or other documents without the signature of the Pledgor where permitted by law and (iii) financing statements describing the Pledged Collateral as “all assets now owned or hereafter acquired by the Pledgor or in which the Pledgor otherwise has rights” or using words of similar import. The Pledgor agrees to provide all information described in clauses (i) and/or (iii) of the immediately preceding sentence to the Pledgee promptly upon reasonable request by the Pledgee.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL

SECTION 3.1.     Delivery of Certificated Securities Collateral. The Pledgor represents and warrants that each certificate, agreement or instrument representing or evidencing the Securities Collateral in existence on the date hereof has been or will be delivered to the Pledgee, in each case in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Pledgee has a valid, enforceable, perfected first-priority security interest therein. The Pledgor hereby agrees that each certificate, agreement or instrument representing or evidencing Securities Collateral acquired by the Pledgor after the date hereof shall promptly (but in any event within ten (10) Business Days after receipt thereof by the Pledgor or such longer period as the Pledgee may agree in its reasonable discretion) be delivered to and held by or on behalf of the Pledgee pursuant hereto; and the Pledgor hereby represents and warrants that the Pledgee will, promptly upon the date of the Pledgor’s acquisition of such Securities Collateral, have a valid, enforceable, perfected first-priority security interest therein. All such certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Pledgee. The Pledgee shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Pledgee or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder.

SECTION 3.2.     Perfection of Uncertificated Securities Collateral. The Pledgor represents and warrants that the Pledgee has or will have upon the filing of the applicable financing statements described in Section 3.3 a valid, enforceable, perfected first-priority security interest in all uncertificated Option Shares (if any) pledged by it hereunder. The Pledgor hereby agrees that if any of the Option Shares are at any time not evidenced by certificates of ownership, then the Pledgor shall, to the extent permitted by applicable law, if necessary or desirable to perfect a security interest in such Option Shares then cause the Company to execute and deliver to the Pledgee an acknowledgment of the pledge of such Option Shares substantially in the form of Exhibit 1 hereto or such other form that is reasonably acceptable satisfactory to the Pledgee.

SECTION 3.3.     Financing Statements and Other Filings; Maintenance of Perfected Security Interest. The Pledgor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by it to the Pledgee in respect of the Pledged Collateral have been delivered to the Pledgee in completed and, to the extent necessary or appropriate, duly executed form for filing. The Pledgor authorizes the Pledgee to file all UCC-3 continuation statements necessary to continue the perfection of the security interest created by this Agreement.

SECTION 3.4.     Reserved.

SECTION 3.5.     Supplements; Further Assurances. The Pledgor shall take such further actions, and execute and/or deliver to the Pledgee such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Pledgee may in its reasonable judgment deem necessary or appropriate in order to create, perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Pledgee hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Pledgee’s security interest in the Pledged Collateral or permit the Pledgee to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of financing statements, continuation statements and other documents (including this Agreement) under the UCC (in any applicable jurisdiction) (or other similar laws) in effect in any jurisdiction in the United States with respect to the security interest created hereby, all in form reasonably satisfactory to the Pledgee and in such offices in the United States wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Pledgee hereunder, as against third parties, with respect to the Pledged Collateral. If an Event of Default has occurred and is continuing the Pledgee may institute and maintain, in its own name or in the name of the Pledgor, such suits and proceedings as the Pledgee may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in the Pledged Collateral or the perfection or priority thereof. All of the foregoing shall be at the sole cost and expense of the Pledgor.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Pledgor represents, warrants and covenants as follows:

SECTION 4.1.     Title. Except for the security interest granted to the Pledgee pursuant to this Agreement, the Pledgor owns and has rights and, as to Pledged Collateral acquired by it from time to time after the date hereof, will own and have rights in each item of Pledged Collateral pledged by it hereunder, free and clear of any and all Liens or claims of others. In addition, no Liens or claims exist on the Securities Collateral.

SECTION 4.2.     Power and Authority. The Pledgor has full power, authority and legal right to pledge all the Pledged Collateral pledged by him pursuant to this Agreement.

SECTION 4.3.     Validity of Security Interest. The security interest in and Lien on the Pledged Collateral granted to the Pledgee hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral securing the payment and performance of the Liabilities, and (b) subject to the filings and other actions required hereby, a valid, enforceable and perfected security interest in all the Pledged Collateral. The security interest and Lien granted to the Pledgee pursuant to this Agreement in and on the Pledged Collateral will, subject to the filings or taking of other actions required hereunder, at all times (until the payment in full of the Liabilities) constitute a valid, enforceable and perfected continuing security interest therein, prior to all other Liens on the Pledged Collateral.

SECTION 4.4.     Defense of Claims; Transferability of Pledged Collateral. The Pledgor shall, at its own cost and expense, use commercially reasonable efforts to defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Pledgee and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Pledgee.

SECTION 4.5.     Other Financing Statements. It has not filed, nor authorized any third party to file (nor will there be), any valid or effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral, except such as have been filed in favor of the Pledgee pursuant to this Agreement. The Pledgor shall not execute, authorize or permit to be filed in any public office any financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Pledged Collateral.

SECTION 4.6.     Due Authorization and Issuance. All of the Options existing on the date hereof have been, and to the extent any further stock options are hereafter included as Options, such options will be, upon such event, duly authorized, validly issued and granted, fully paid and non-assessable. All of the Options listed in Exhibit 1 hereto as having been vested in the Pledgor have been, and in the case of the remaining Options, such Options will be, upon being vested in the Pledgor, validly vested in the Pledgor. Any Option Shares will be, upon the exercise of the relevant Options, duly authorized, validly issued and fully paid and non-assessable. There is no amount or other obligation owing by the Pledgor to the Company in exchange for or in connection with the grant of the Options. There are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the sale of any of the Options.

SECTION 4.7.     Pledged Collateral. All information set forth herein, including the schedules hereto, in connection with this Agreement, in each case, relating to the Pledged Collateral, is, as modified or supplemented by any other information so delivered on or prior to the date hereof, taken as a whole, accurate and complete in all material respects.

ARTICLE V

COVENANTS

SECTION 5.1.     Pledge of Additional Securities Collateral. If the parties hereto mutually agree that any additional stock options to acquire shares of capital stock of the Company are to be pledged to the Pledgee pursuant to this Agreement, the Pledgor shall, within such period as may be required by the Pledgee, deliver to the Pledgee a pledge amendment, duly executed by the Pledgor, in substantially the form of Exhibit 2 hereto (each, a “Pledge Amendment”), and the certificates and other documents required under Section 3.1 and Section 3.2 hereof in respect of such additional stock options that are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional stock options. The Pledgor hereby authorizes the Pledgee to attach each Pledge Amendment to this Agreement and agrees that all of the stock options of the Company listed on any such Pledge Amendment delivered to the Pledgee shall for all purposes hereunder be considered Options and constitute part of the Pledged Collateral.

SECTION 5.2.     Exercise of Options; Voting Rights; Distributions, etc.

(a)        So long as no Event of Default shall have occurred and be continuing:

(i)      The Pledgor shall be entitled to exercise the Options pursuant to the terms and conditions thereof, and to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Loan Note Instrument or any other document evidencing the Liabilities; provided, however, that the Pledgor shall not in any event exercise such rights in any manner which, individually or in the aggregate, would impair the Pledged Collateral or the rights and remedies of the Pledgee under the Finance Documents or the ability of the Pledgee to exercise the same or which would be inconsistent with or result in any violation of any provision of this Agreement or any other Finance Documents.

(ii)     The Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities constituting Pledged Collateral shall be forthwith delivered to the Pledgee to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Pledgee, be segregated from the other property or funds of the Pledgor and be promptly (but in any event within ten (10) Business Days after receipt thereof or such longer period as the Pledgee may agree in its reasonable discretion) delivered to the Pledgee as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b)       So long as no Event of Default shall have occurred and be continuing, the Pledgee shall be deemed without further action or formality to have granted to the Pledgor all necessary consents relating to the exercise of the Options and any relevant voting rights pertaining to the Securities Collateral and shall, if necessary, upon written request of the Pledgor and at the sole cost and expense of the Pledgor, from time to time execute and deliver (or cause to be executed and delivered) to the Pledgor all such instruments as the Pledgor may reasonably request (in each case, in form and substance reasonably satisfactory to the Pledgee) in order to permit the Pledgor to exercise the Options pursuant to the terms and conditions thereof, and the voting and other rights which it is entitled to exercise pursuant to Section 5.2(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof.

(c)       Upon the occurrence and during the continuance of any Event of Default:

(i)      All rights of the Pledgor to exercise the Options and any voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(a)(i) hereof shall immediately cease, and all such rights shall thereupon become vested in the Pledgee, which shall thereupon have the sole right to exercise the Options and such voting and other consensual rights.

(ii)     All rights of the Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof shall immediately cease and all such rights shall thereupon become vested in the Pledgee, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

(d)       The Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Pledgee appropriate instruments as the Pledgee may reasonably request in order to permit the Pledgee to exercise the Options and the relevant voting and other rights which it may be entitled to exercise pursuant to Section 5.2(c)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(c)(ii) hereof.

(e)       All Distributions which are received by the Pledgor contrary to the provisions of Section 5.2(a)(ii) hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other funds of the Pledgor and shall promptly be paid over to the Pledgee as Pledged Collateral in the same form as so received (with any necessary endorsement).

SECTION 5.3.     Consents, etc.. In the event that the Pledgee desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Pledgee, the Pledgor agrees to use its commercially reasonable efforts to assist and aid the Pledgee to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

ARTICLE VI

TRANSFERS

SECTION 6.1.     Transfers of Pledged Collateral. The Pledgor shall not sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder.

ARTICLE VII

REMEDIES

SECTION 7.1.     Remedies. Upon the occurrence and during the continuance of any Event of Default, the Pledgee may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:

(i)       Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from the Pledgor or any other person who then has possession of any part thereof with or without notice or process of law;

(ii)      Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Pledgee, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to the Pledgor, prior to receipt by any such obligor of such instruction, the Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Pledgee and shall promptly (but in no event later than [five (5)] Business Days after receipt thereof) pay such amounts to the Pledgee;

(iii)      Sell, assign or otherwise liquidate, or direct the Pledgor to sell, assign or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment or liquidation;

(iv)     Take possession of the Pledged Collateral or any part thereof, by directing the Pledgor in writing to deliver the same to the Pledgee at any place or places so designated by the Pledgee, in which event the Pledgor shall at its own expense forthwith cause the same to be moved to the place or places designated by the Pledgee and therewith delivered to the Pledgee. The Pledgor’s obligation to deliver the Pledged Collateral as contemplated in this Section 7.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Pledgee shall be entitled to a decree requiring specific performance by the Pledgor of such obligation;

(v)        Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of the Pledgor constituting Pledged Collateral for application to the Liabilities in the manner as provided in ARTICLE VIII hereof;

(vi)       Retain and apply the Distributions to the Liabilities in the manner as provided in ARTICLE VIII hereof;

(vii)      Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and

(viii)     Exercise all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Pledged Collateral), and the Pledgee may also in its sole discretion, without notice except as specified in this Section or in Section 7.2 hereof, sell, assign or transfer the Pledged Collateral in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Pledgee’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Pledgee may deem commercially reasonable. The Pledgee or any of its affiliates may be the purchaser, assignee or recipient of the Pledged Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold or assigned at such sale, to use and apply any of the Liabilities owed to such person as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable by such person at such sale. Each purchaser, assignee or recipient at any such sale shall acquire the property sold or assigned absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives, to the fullest extent permitted by applicable Requirements of Law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any Requirements of Law now existing or hereafter enacted. The Pledgee shall not be obligated to make any sale of the Pledged Collateral or any part thereof regardless of notice of sale having been given. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives, to the fullest extent permitted by applicable Requirements of Law, any claims against the Pledgee arising by reason of the fact that the price at which the Pledged Collateral or any part thereof may have been sold or assigned at such a private sale was less than the price which might have been obtained at a public sale, even if the Pledgee accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

SECTION 7.2.     Notice of Sale. The Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of the Pledged Collateral or any part thereof shall be required by applicable Requirements of Law, [ten (10)] days’ prior notice to the Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters unless the Pledged Collateral is of a type customarily sold on a recognized market (in which case no such prior notice shall be required). No notification need be given to the Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 7.3.     Waiver of Notice and Claims; Other Waivers; Marshalling. (i) The Pledgor hereby waives, to the fullest extent permitted by applicable Requirements of Law, notice or judicial hearing in connection with the Pledgee’s taking possession or the Pledgee’s disposition of the Pledged Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which the Pledgor would otherwise have under applicable Requirements of Law, and the Pledgor hereby further waives, to the fullest extent permitted by applicable Requirements of Law: (A) all damages occasioned by such taking of possession, except damages resulting from the gross negligence or willful misconduct of the Pledgee as determined by the final judgment of a court of competent jurisdiction, (B) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Pledgee’s rights hereunder and (C) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable Requirements of Law. The Pledgee shall not be liable for any incorrect or improper payment made pursuant to this Article VII in the absence of gross negligence or willful misconduct on the part of the Pledgee (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity or otherwise against the Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under the Pledgor.

(ii)     The Pledgee shall not be required to marshal any present or future collateral security (including the Pledged Collateral) for, or other assurances of payment of, the Liabilities or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the maximum extent permitted by applicable Requirements of Law, the Pledgor hereby agrees that it will not invoke any Requirements of Law relating to the marshalling of collateral and hereby irrevocably waives the benefits of all such Requirements of Law.

SECTION 7.4.     Standards for Exercising Rights and Remedies. To the extent that applicable Requirements of Law impose duties on the Pledgee to exercise remedies in a commercially reasonable manner, the Pledgor acknowledges and agrees that it is not commercially unreasonable for the Pledgee (i) to fail to incur expenses reasonably deemed significant by the Pledgee to prepare Pledged Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Pledged Collateral to be disposed of, or to obtain or, if not required by other Requirements of Law, to fail to obtain consents for Governmental Authorities or third parties for the collection or disposition of Pledged Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other persons obligated on Pledged Collateral or to fail to remove liens or encumbrances on or any adverse claims against Pledged Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Pledged Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Pledged Collateral through publications or media of general circulation, whether or not the Pledged Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as the Pledgor, for expressions of interest in acquiring all or any portion of the Pledged Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Pledged Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Pledged Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Pledged Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim or modify disposition warranties, (xi) to purchase insurance or credit enhancements to insure the Pledgee against risks of loss, collection or disposition of Pledged Collateral or to provide to the Pledgee a guaranteed return from the collection or disposition of Pledged Collateral, or (xii) to the extent deemed appropriate by the Pledgee, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Pledgee in the collection or disposition of any of the Pledged Collateral. The Pledgor acknowledges that the purpose of this Section 7.4 is to provide non-exhaustive indications of what actions or omissions by the Pledgee would fulfill the Pledgee’s duties under the UCC or other Requirements of Law of the state or any other relevant jurisdiction in the Pledgee’s exercise of remedies against the Pledged Collateral and that other actions or omissions by the Pledgee shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 7.4. Without limiting the foregoing, nothing contained in this Section 7.4 shall be construed to grant any rights to the Pledgor or to impose any duties on the Pledgee that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 7.4.

SECTION 7.5.     Certain Sales of Pledged Collateral.

(a)     The Pledgor recognizes that, by reason of certain prohibitions contained in Requirements of Law, the Pledgee may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of a Governmental Authority. The Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Pledgee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable Requirements of Law, the Pledgee shall have no obligation to engage in public sales.

(b)     The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws, the Pledgee may be compelled, with respect to any sale or disposition of all or any part of the Securities Collateral, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Pledgee than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Pledgee shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state or foreign securities laws, even if such issuer would agree to do so.

(c)     Notwithstanding the foregoing, the Pledgor shall, upon the occurrence and during the continuance of any Event of Default at the reasonable request of the Pledgee, for the benefit of the Pledgee, cause any registration, qualification under or compliance with any Federal, state or foreign securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of the Pledgor. The Pledgor will use its commercially reasonable efforts to cause such registration to be effected (and be kept effective) and will use its commercially reasonable efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral including registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state or foreign securities laws and appropriate compliance with all other requirements of any Governmental Authority. The Pledgor shall use its commercially reasonable efforts to cause the Pledgee to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to the Pledgee such number of prospectuses, offering circulars or other documents incident thereto as the Pledgee from time to time may reasonably request, and shall indemnify and shall cause the issuer of the Securities Collateral to indemnify the Pledgee and all others participating in the distribution of such Securities Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)     If the Pledgee determines to exercise its right to sell any or all of the Securities Collateral in accordance with the terms of this Agreement, upon written request, the Pledgor shall, and shall use commercially reasonable efforts to cause the issuer thereof to, from time to time furnish to the Pledgee all such information as the Pledgee may reasonably request in order to determine the number of and nature of interest in securities included in the Securities Collateral which may be sold by the Pledgee as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(e)     The Pledgor further agrees that a breach of any of the covenants contained in this Section 7.5 will cause irreparable injury to the Pledgee, that the Pledgee have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.5 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

SECTION 7.6.     No Waiver; Cumulative Remedies.

(a)     No failure on the part of the Pledgee to exercise, no course of dealing with respect to, and no delay on the part of the Pledgee in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Pledgee be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by applicable Requirements of Law, equity or otherwise.

(b)     In the event that the Pledgee shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Finance Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Pledgee, then and in every such case, the Pledgor and the Pledgee shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies, privileges and powers of the Pledgee shall continue as if no such proceeding had been instituted.

ARTICLE VIII

APPLICATION OF PROCEEDS

SECTION 8.1.     Application of Proceeds. The proceeds received by the Pledgee in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Pledgee of its remedies shall be applied, in full or in part, together with any other sums then held by the Pledgee pursuant to this Agreement, promptly by the Pledgee as follows:

(i)     First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Pledgee and its agents and counsel, and all reasonable expenses, liabilities and advances made or incurred by the Pledgee in connection therewith and all reasonable amounts for which the Pledgee is entitled to indemnification pursuant to the provisions of any Finance Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(ii)     Second, without duplication of amounts applied pursuant to clause (i) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Liabilities (other than principal) of the Debtor, in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

(iii)     Third, to the indefeasible payment in full in cash, pro rata, of principal amount of the Liabilities of the Debtor and any premium thereon; and

(iv)     Fourth, the balance, if any, to the person lawfully entitled thereto (including the Debtor or its successors or assigns) or as a court of competent jurisdiction may direct.

In the event that any such proceeds are insufficient to pay in full the items described in clauses (i) through (iv) of this Section 8.1, the Debtor shall remain liable for any deficiency.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1.     Concerning Pledgee.

(a)     The actions of the Pledgee hereunder are subject to the provisions of the Loan Note Instrument. The Pledgee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Loan Note Instrument. The Pledgee may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

(b)     Except for the exercise of reasonable care as custodian of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Pledgee shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral. The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Pledgee, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Pledgee nor any of its partners, directors, officers, employees, agents and advisors shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Pledgee has or is deemed to have knowledge of such matters, (ii) demanding, collecting or realizing upon all or any part of the Pledged Collateral or for any failure or delay in doing so or (iii) taking any necessary steps to preserve rights against any person with respect to any Pledged Collateral.

(c)     The Pledgee shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(d)     If any item of Pledged Collateral also constitutes collateral granted to the Pledgee under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Pledgee, in its reasonable discretion, shall select which provision or provisions shall control; provided that in the event of any conflict between the provisions hereof and the provisions of the Loan Note Instrument, the provisions of the Loan Note Instrument shall control.

SECTION 9.2.     Pledgee May Perform; Pledgee Appointed Attorney-in-Fact. If the Pledgor shall fail to perform any covenants contained in this Agreement or if any representation or warranty on the part of the Pledgor contained herein shall be breached, the Pledgee may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Pledgee shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which the Pledgor fails to pay or perform as and when required hereby. Any and all reasonable and documented amounts so expended by the Pledgee shall be paid by the Pledgor in accordance with the provisions of Section 6 of the Loan Note Instrument. Neither the provisions of this Section 9.2 nor any action taken by the Pledgee pursuant to the provisions of this Section 9.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. The Pledgor hereby appoints the Pledgee its attorney-in-fact, with full power and authority in the place and stead of the Pledgor and in the name of the Pledgor, or otherwise, from time to time in the Pledgee’s reasonable discretion to take any action and to execute any instrument consistent with the terms of the Loan Note Instrument and this Agreement which the Pledgee may deem reasonably necessary or advisable to accomplish the purposes hereof (but the Pledgee shall not be obligated to and shall have no liability to the Pledgor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. The Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 9.3.     Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgor and its successors and (ii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee and its successors, transferees and assigns. No other persons (including any other creditor of the Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), the Pledgee may assign or otherwise transfer any obligations held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to the Pledgee, herein or otherwise, subject however, to the provisions of the Loan Note Instrument. The Pledgor agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Liabilities is rescinded or must otherwise be restored by the Pledgee upon the bankruptcy or insolvency of the Pledgor or otherwise. The Pledgor may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Pledgee.

SECTION 9.4.     Termination; Release. When all the Liabilities (other than contingent indemnification obligations in respect of which no claim has been made) have been paid in full and the Pledgee is no longer under any further obligation (whether actual or contingent) to provide any further advance or financial accommodation to the Pledgor under any Finance Document (such date, the “Termination Date”), this Agreement shall automatically terminate. Upon the Termination Date the Pledged Collateral shall be automatically released from the Lien of this Agreement. Upon such release, the liens and security interests in the Pledged Collateral shall automatically terminate and the Pledgee shall, upon the request and at the sole cost and expense of the Pledgor, promptly assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Pledgee, such of the Pledged Collateral as may be in possession of the Pledgee and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any such Pledged Collateral, with such endorsements or proper documents and instruments (including UCC-3 termination financing statements or releases) in form and substance reasonably satisfactory to the Pledgee acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.

SECTION 9.5.     Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by the Pledgor therefrom, shall be effective unless the same shall be made in writing and signed by the Pledgee. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by the Pledgor from the terms of any provision hereof, in each case, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Liabilities, no notice to, or demand on, the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 9.6.     Notices. Unless otherwise provided herein or in the Loan Note Instrument, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Loan Note Instrument, as to each of the Pledgor and the Pledgee, addressed to the relevant party at its respective address set forth in the Loan Note Instrument, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.6.

SECTION 9.7.     Governing Law; Arbitration. This Agreement shall be governed by and construed in accordance with the Requirements of Law of the State of New York without giving effect to the principles of conflict of laws that would result in the application of the laws of any other jurisdiction. Any disputes, controversy or claim arising out of or relating to this Agreement, or the breach thereof, including any question regarding its existence, validity, or termination, or any non-contractual obligations arising out of or in connection with this Agreement (a “Dispute”) shall be referred to and finally settled by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The seat of arbitration shall be Hong Kong. Any Disputes shall be heard by a panel of three arbitrators. The language of the arbitration shall be English.  Except as may be required by law, neither a party nor its representatives may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. In order to facilitate the comprehensive resolution of related Disputes and to avoid inconsistent decisions in related Disputes, upon request of any party to the arbitration proceeding, the arbitration tribunal may consolidate the arbitration proceeding with any other arbitration proceeding relating to this Agreement or to any of the Finance Documents.  The arbitration tribunal shall not consolidate arbitrations unless it determines that (a) there are issues of fact or law common to the two proceedings so that a consolidated proceeding would be more efficient than separate proceedings, and (b) no party would be prejudiced as a result of the proposed consolidation through undue delay or otherwise.  In the event of different rulings on this question by the arbitration tribunal constituted hereunder and the tribunal(s) constituted under any of the Finance Documents, there shall be no consolidation.  In the case of a consolidated proceeding, the arbitrators in the consolidated proceeding shall be the arbitration tribunal that was appointed for the first-filed of the consolidated proceedings pursuant to any one of this Agreement or the other Finance Documents.

SECTION 9.8.     Severability of Provisions. Any provision hereof held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.9.     Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of any executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.10.      Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 9.11.      No Credit for Payment of Taxes or Imposition. The Pledgor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Loan Note Instrument, and the Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any tax on the Pledged Collateral or any part thereof.

SECTION 9.12.      No Claims Against Pledgee. Nothing contained in this Agreement shall constitute any consent or request by the Pledgee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving the Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Pledgee in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 9.13.      No Release. Nothing set forth in this Agreement or any other Finance Document, nor the exercise by the Pledgee of any of the rights or remedies hereunder, shall relieve the Pledgor from the performance of any term, covenant, condition or agreement on the Pledgor’s part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Pledgee to perform or observe any such term, covenant, condition or agreement on the Pledgor’s part to be so performed or observed or shall impose any liability on the Pledgee for any act or omission on the part of the Pledgor relating thereto or for any breach of any representation or warranty on the part of the Pledgor contained in this Agreement, the Loan Note Instrument or the other Finance Documents, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, the Pledgee shall not have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, nor shall the Pledgee be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral hereunder. The obligations of the Pledgor contained in this Section 9.13 shall survive the termination hereof and the discharge of the Pledgor’s other obligations under this Agreement, the Loan Note Instrument and the other Finance Documents.

SECTION 9.14.      Obligations Absolute. All obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of:

(i)       any bankruptcy, insolvency, arrangement, readjustment, liquidation or the like of the Pledgor;

(ii)      any lack of validity or enforceability of the Loan Note Instrument or any other Finance Document, or any other agreement or instrument relating thereto against the Pledgor;

(iii)     any change in the time, manner or place of payment of, or in any other term of, all or any of the Liabilities, or any other amendment or waiver of or any consent to any departure from the Loan Note Instrument or any other Finance Document or any other agreement or instrument relating thereto;

(iv)     any pledge, exchange, release, non-perfection or loss of priority of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Liabilities;

(v)      any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Loan Note Instrument or any other Finance Document except as specifically set forth in a waiver granted pursuant to the provisions of the Loan Note Instrument and Section 9.5 hereof; or

(vi)     any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Pledgor.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Agreement to be duly executed and delivered (in the case of the Pledgee only, by its duly authorized officer) as of the date first above written.

Berke IBRAHIM Bakay, as Pledgor

/s/ Berke Ibrahim Bakay

[Signature Page to Option Pledge Agreement]

PLEDGEE: AHWANOVA LIMITED, as Pledgee

By:	/s/ Zheng Nan Yan
Name: Zheng Nan Yan Title: Director

[Signature Page to Option Pledge Agreement]

SCHEDULE I

DESCRIPTION OF OPTIONS

Company	Date of Grant	Number of Options Granted	Number of Options Vested in the Pledgor as of the date hereof	Exercise Price of the Options	Expiration Date of the Options
Kona Grill, Inc.	February 6, 2014	30,000	30,000	US$16.12	February 5, 2019
Kona Grill, Inc.	February 5, 2015	56,071	42,054	US$23.49	February 4, 2020
Kona Grill, Inc.	February 24, 2016	71,769	35,885	US$14.26	February 23, 2021
Kona Grill, Inc.	February 23, 2017	56,071	14,018	US$5.15	February 22, 2022
Kona Grill, Inc.	February 8, 2018	56,071	-	US$1.60	February 7, 2023
Total:		269,982	121,956

EXHIBIT 1

[Form of]

COMPANY’S ACKNOWLEDGMENT

The undersigned hereby (i) acknowledges receipt of that certain Pledge Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement), dated as of May 4, 2018, made by BERKE IBRAHIM BAKAY, a citizen of the United States of America (holder of United States Passport number 446381433) (the “Pledgor”) and AHWANOVA LIMITED as pledgee (in such capacity and together with any successors in such capacity, the “Pledgee”), (ii) agrees promptly to note on its books the security interests granted to the Pledgee and confirmed under the Pledge Agreement, (iii) agrees that it will comply with instructions of the Pledgee (or its designee or nominee) with respect to the applicable Securities Collateral without further consent by the Pledgor, (iv) agrees that the “issuer’s jurisdiction” (as defined in Section 8-110 of the UCC) is the State of New York, (v) agrees to notify the Pledgee upon obtaining knowledge of any interest in favor of any person in the applicable Securities Collateral that is adverse to the interest of the Pledgee therein and (vi) waives any right or requirement at any time hereafter to receive a copy of the Pledge Agreement in connection with the registration of any Securities Collateral thereunder in the name of the Pledgee or its nominee or the exercise of voting rights by the Pledgee or its nominee.

Kona Grill, Inc.

By:	/s/ Christi Hing
Name: Christi Hing Title: Chief Financial Officer

EXHIBIT 2

[Form of]

SECURITIES PLEDGE AMENDMENT

This Securities Pledge Amendment, dated as of [                    ], is delivered pursuant to Section 5.1 of that certain Pledge Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement), dated as of ___________, 2018, made by Berke IBRAHIM Bakay, a citizen of the United States of America (holder of United States Passport number [redacted]) (the “Pledgor”) and AHWANOVA LIMITED as pledgee (in such capacity and together with any successors in such capacity, the “Pledgee”). The undersigned hereby agrees that this Securities Pledge Amendment may be attached to the Pledge Agreement and that the stock options to acquire shares of capital stock of the Company listed on this Securities Pledge Amendment shall be deemed to be and shall become part of the Options and shall constitute part of the Pledged Collateral and shall secure all Liabilities.

ADDITIONAL STOCK OPTIONS TO ACQUIRE SHARES IN THE COMPANY TO BECOME OPTIONS

COMPANY	DATE OF GRANT	NO. OF OPTIONS GRANTED	NO. OF OPTIONS VESTED	EXERCISE PRICE OF THE OPTIONS	EXPIRATION DATE OF THE OPTIONS

BERKE IBRAHIM BAKAY, as Pledgor

Exhibit 2

AGREED TO AND ACCEPTED:

AHWANOVA LIMITED,
as Pledgee

By:
Name:
Title:

Exhibit 2